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                                                                    EXHIBIT 5.1




            [FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN LETTERHEAD]


                                February 7, 1997



UStel, Inc.
2775 South Rainbow Boulevard
Suite 102
Las Vegas, Nevada 89102

                 Re:      UStel, Inc.
                          Registration Statement on Form SB-2,
                          SEC File No. 333-12981

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form SB-2 (File No.333-12891) of UStel, Inc. (the "Company"), together with Amendments No. 1, No. 2 and No. 3 thereto (the "Registration Statement"), with exhibits as filed in connection therewith, and the form of prospectus contained therein, which you have filed with the Securities and Exchange Commission ("SEC") in connection with the registration under the Securities Act of 1933, as amended, of 1,552,500 units (the "Units"), comprised of one share of common stock, no par value per share (the "Common Stock") and one five-year redeemable Common Stock purchase warrant, to purchase one share of Common Stock of the Company (the "Unit Warrants"), of which up to 202,500 Units may be purchased to cover over-allotments, if any (the "Option Units"). The Registration Statement also registers warrants to be issued to the representative of the underwriters of the public offering to purchase 125,000 Units (the "Representative's Warrants"), the 125,000 Units issuable upon the exercise of the Representative's Warrants and the 125,000 shares of Common Stock underlying the warrants included in the Units issuable upon exercise of the Representative's Warrants. The Unit Warrants and the Representative's Warrants are referred to collectively herein as the "Warrants". The Units and the Representative's Warrants and the securities underlying such Units and Representative's Warrants are collectively referred to as the "Securities". The Securities are to be sold to Barber & Bronson Incorporated, as the representative of the several underwriters (the "Underwriters"), pursuant to an Underwriting Agreement to be entered into by and among the Company, and the Underwriters (the "Underwriting Agreement").

For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the
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UStel, Inc.
February 7, 1997
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conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, and subject to effectiveness of the Registration Statement with the SEC (such Registration Statement as amended and finally declared effective, and the form of Prospectus contained therein or subsequently filed pursuant to Rule 430A or Rule 424 under the Securities Act of 1933, as amended, being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and to registration or qualification under the securities laws of the states in which the securities may be sold, upon the sale and issuance of the Securities in the manner referred to in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and upon payment therefor, it is our opinion that:

         1. The issuance of the Common Stock comprising a part of the Units has been duly authorized by the Board of Directors of the Company, and, such shares when issued will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         2. The issuance of the Unit Warrants has been duly authorized by the Board of Directors of the Company, and, such warrants when issued will constitute legal, valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms, except (i) as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws.

         3. The issuance of the Representative's Warrants has been duly authorized by the Board of Directors of the Company, and such warrants when issued will constitute legal, valid and binding obligations of the Company, and will be enforceable against the Company in accordance with its terms, except
(i) as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws.
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UStel, Inc.
February 7, 1997
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         4.      The shares of Common Stock issuable upon the exercise of the
Warrants have been duly authorized by the Board of Directors of the Company, and, upon exercise of the Warrants in accordance with their terms and payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders or judgements of any state of jurisdiction other than federal securities laws and the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
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UStel, Inc.
February 7, 1997
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Should you have any questions or comments concerning the foregoing, please do not hesitate to contact Lieb Orlanski, Esq. of this office.




                                       Very truly yours,



                                       /s/ FRESHMAN, MARANTZ, ORLANSKI,
                                           COOPER & KLEIN
                                       ---------------------------------
                                       Freshman, Marantz, Orlanski,
                                       Cooper & Klein